Exhibit 25.4

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                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                         SECTION 305(b)(2)         |_|
                          ___________________________

                             THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

                 New York                              13-5160382
   (State of incorporation if not a U.S.            (I.R.S. employer
              national bank)                       identification no.)

      One Wall Street, New York, N.Y.                     10286
 (Address of principal executive offices)              (Zip code)
                          ___________________________

                         Ingersoll-Rand Financing III
              (Exact name of obligor as specified in its charter)

                 Delaware                           To Be Applied For
      (State or other jurisdiction of               (I.R.S. employer
      incorporation or organization)               identification no.)


          200 Chestnut Ridge Road
        Woodcliff Lake, New Jersey                        07677
 (Address of principal executive offices)              (Zip code)
                          ___________________________

                             Preferred Securities
                      (Title of the indenture securities)

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1.   General information.  Furnish the following information as to the
     Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

                    Name                                 Address
                    ----                                 -------

          Superintendent of Banks of         2 Rector Street, New York,
          the State of New York              N.Y.  10006, and Albany, N.Y.
                                             12203

          Federal Reserve Bank of            33 Liberty Plaza, New York,
          New York                           N.Y.  10045

          Federal Deposit Insurance          Washington, D.C.  20429
          Corporation

          New York Clearing House            New York, New York   10005
          Association


     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                   SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 1st day of November, 2000.

                                       THE BANK OF NEW YORK


                                       By: /s/ Mary Beth A. Lewicki
                                           Name:  Mary Beth A. Lewicki
                                           Title:    Vice President

                      Consolidated Report of Condition of

                             THE BANK OF NEW YORK

                   of One Wall Street, New York, N.Y. 10286
                    And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2000, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                              Dollar Amounts
                                                                In Thousands
ASSETS
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin  . .       $4,133,121
  Interest-bearing balances . . . . . . . . . . . . . . .        4,153,905
Securities:

  Held-to-maturity securities . . . . . . . . . . . . . .          908,946
  Available-for-sale securities . . . . . . . . . . . . .        4,889,160
Federal funds sold and Securities purchased under
  agreements to resell  . . . . . . . . . . . . . . . . .        4,471,741
Loans and lease financing receivables:
  Loans and leases, net of unearned income  . .  8,423,509
  LESS: Allowance for loan and lease losses   . .  590,846
  LESS: Allocated transfer risk reserve   . . . . . 12,596
  Loans and leases, net of unearned income,
   allowance, and reserve   . . . . . . . . . . . . . . .       37,820,067
Trading Assets  . . . . . . . . . . . . . . . . . . . . .       11,028,326
Premises and fixed assets (including capitalized leases)           722,622
Other real estate owned . . . . . . . . . . . . . . . . .            6,351
Investments in unconsolidated subsidiaries and
  associated companies  . . . . . . . . . . . . . . . . .          166,189
Customers' liability to this bank on acceptances
  outstanding . . . . . . . . . . . . . . . . . . . . . .        1,154,448

Intangible assets . . . . . . . . . . . . . . . . . . . .        1,338,942
Other assets  . . . . . . . . . . . . . . . . . . . . . .        3,392,303
Total assets  . . . . . . . . . . . . . . . . . . . . . .      $74,186,121









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LIABILITIES
Deposits:
  In domestic offices . . . . . . . . . . . . . . . . . .      $28,759,739
  Noninterest-bearing . . . . . . . . . . . . . 12,991,192
  Interest-bearing  . . . . . . . . . . . . . . 15,768,547
  In foreign offices, Edge and Agreement
   subsidiaries, and IBFs   . . . . . . . . . . . . . . .       26,421,204
  Noninterest-bearing . . . . . . . . . . . . . .  550,232

  Interest-bearing  . . . . . . . . . . . . . . 25,870,972
Federal funds purchased and Securities sold
  under agreements to repurchase  . . . . . . . . . . . .        1,619,310
Demand notes issued to the U.S.Treasury . . . . . . . . .          100,000
Trading liabilities . . . . . . . . . . . . . . . . . . .        2,337,972
Other borrowed money:
  With remaining maturity of one year or less . . . . . .        1,754,237
  With remaining maturity of more than one year through
   three years  . . . . . . . . . . . . . . . . . . . . .                0
  With remaining maturity of more than three years  . . .           31,080
Bank's liability on acceptances executed and outstanding         1,155,970
Subordinated notes and debentures . . . . . . . . . . . .        1,652,000
Other liabilities . . . . . . . . . . . . . . . . . . . .        4,169,081
                                                              ------------
Total liabilities . . . . . . . . . . . . . . . . . . . .       68,000,593
                                                              ============

EQUITY CAPITAL
Common stock  . . . . . . . . . . . . . . . . . . . . . .        1,135,284
Surplus . . . . . . . . . . . . . . . . . . . . . . . . .          956,428
Undivided profits and capital reserves  . . . . . . . . .        4,156,469
Net unrealized holding gains (losses) on available-
  for-sale securities . . . . . . . . . . . . . . . . . .          (33,142)
Accumulated net gains (losses) on cash flow hedges                       0
Cumulative foreign currency translation adjustments . . .          (29,511)
Total equity capital  . . . . . . . . . . . . . . . . . .        6,185,528
                                                               -----------
Total liabilities and equity capital  . . . . . . . . . .      $74,186,121
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          I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of

Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                   Thomas J. Mastro

          We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


                                  ____
Thomas A. Renyi                       |
Gerald L. Hassell                     |       Directors
Alan R. Griffith                      |
                                  ____|































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